      As filed with the Securities and Exchange Commission on July 26, 2000

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                              ___________________


                                  OCTEL CORP.
            (Exact name of registrant as specified in its charter)

                              ___________________


           Delaware                                              98-0181725
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No)

                               200 Executive Drive
                              Newark Delaware 19702
                                     U.S.A.
              (Address of principal executive offices and zip code)

                              ___________________

                      Octel Corp. Company Share Option Plan
                 Octel Corp. Savings-Related Share Option Scheme
              Octel Corp. Non Employee Directors' Stock Option Plan
                           (Full titles of the plans)

                              ___________________

                                 CT Corporation
                                 111 8th Avenue
                            New York, New York 10011
                                     U.S.A.
                        Telephone Number: (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ___________________

                                    Copy to:
                                 M. Gilbey Strub
                          Tower 42, 25 Old Broad Street
                                 London EC2N 1HQ
                                +44-171-816-8783

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum
   Title of Securities               Amount to be           Aggregate                Amount of
    to be Registered                  Registered         Offering Price(1)      Registration Fee (1)
-----------------------------------------------------------------------------------------------------------
Octel Corp. Company Share Option
Plan Common Stock                      1,200,000            $9,450,000                $    2,495

Octel Corp. Savings Related
Share Option Scheme Common Stock         250,000            $1,970,000                $      520

Octel Corp. Non Employee Directors'
Stock Option Plan                        300,000            $2,364,000                $      624
-----------------------------------------------------------------------------------------------------------

(1) The aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(h) based upon the basis of the price of securities of the same class. The basis of the price of securities of the same class is calculated using the average of the high and low prices reported in the consolidated reporting system as of July 21, 2000 in accordance with Rule 457(c). The Registrant does not intend to issue any additional options under any of the above mentioned plans.
================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional shares offered under the above mentioned plans in order to reflect share splits, share dividends, mergers and other capital changes.

Item 3.      Incorporation of Certain Documents by Reference

         The following documents filed by Octel Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1.  The Registrant's Annual Report on Form 10-K filed 27 March, 2000;

         2.  The Registrant's Proxy Statement on Form 14A filed 27 March, 2000;
             and

         3. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999.

          All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

 Item 6.  Indemnification of Directors and Officers

     Except as hereinafter provided, there is no provision of the Certificate of Incorporation and By-laws of the Registrant or any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

     The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

     The certificate of incorporation, as amended, of the Registrant provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders. In addition, the Registrant's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Article VIII of the by-laws of the Registrant provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders. Article VIII of the by-laws of the Registrant further provides that the Registrant shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.
Article VIII of the by-laws of the Registrant provides that any person serving as a director, officer, employee or agent of another corporation or enterprise, at least 50% of whose equity interests are owned by the corporation, shall be conclusively presumed to be serving in such capacity at the request of the Registrant and, hence, subject to indemnification by the Registrant.

     Section 145 of the General Corporation Law of the State of Delaware further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Article VIII of the by-laws of the Registrant further provides that the corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Article VIII of its by-laws.

     All of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits


     Exhibit No.            Description
     -----------            -----------

         4.1 Certificate of Incorporation and By-laws of the Registrant, as amended, incorporated by reference to the Registrant's amendment dated April 21, 1998 to a previously filed Form 10-/A.

         4.2 Specimen certificate representing the shares of the Registrant, incorporated by reference to the Registrant's Amendment dated April 21, 1998 to a previously filed Form 10-1A.

         5.1 Opinion of Kirkland & Ellis as to the legality of the shares.

        23.1                Consent of PricewaterhouseCoopers.

        23.2                Consent of Ernst & Young.

        23.3                Consent of Kirkland & Ellis (included in 5.1 above).


Item  9.  Undertakings

     (a)  The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales of shares are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference is this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, England, on July 25, 2000.

                                          OCTEL CORP.


                                          By:   /s/ A. E. James
                                             ----------------------------------
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Alan
G. Jarvis, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 25, 2000, by the following persons in the capacities indicated.


         Name                                Position
         ----                                --------

/s/ Dennis J. Kerrison
__________________________       President, Chief Executive Officer and
Dennis J. Kerrison               Director (Principal Executive Officer)


/s/ Alan G. Jarvis
__________________________       Chief Financial Officer (Principal Financial
Alan G. Jarvis                   and Accounting Officer)


/s/ John P. Tayler
__________________________       Corporate Secretary
John P. Tayler


/s/ Dr. Robert E. Bew
__________________________       Director
Dr. Robert E. Bew


/s/ Martin M. Hale
__________________________       Director
Martin M. Hale


/s/ Thomas M. Fulton
__________________________       Director
Thomas M. Fulton


/s/ James M. C. Puckridge
__________________________       Director
James M. C. Puckridge

         Name                                Position
         ----                                --------

/s/ Dr. Benito Fiore             Director
--------------------------
Dr. Benito Fiore


/s/ Charles M. Hale
__________________________       Director
Charles M. Hale

                               INDEX TO EXHIBITS


 Exhibit No.             Description
 -----------             -----------

     4.1 Certificate of Incorporation and By-laws of the Registrant, as amended, incorporated by reference to the Registrant's amendment dated April 21, 1998 to a previously filed Form 10-/A.

     4.2 Specimen certificate representing the shares of the Registrant, incorporated by reference to the Registrant's Amendment dated April 21, 1998 to a previously filed Form 10-1A.

     5.1 Opinion of Kirkland & Ellis as to the legality of the shares.

    23.1                Consent of PricewaterhouseCoopers.

    23.2                Consent of Ernst & Young.

    23.3                Consent of Kirkland & Ellis (included in 5.1 above).